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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) MARCH 7, 2003

                       APPLIED DIGITAL SOLUTIONS, INC.
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           (Exact name of registrant as specified in its charter)


          Missouri                    000-26020               43-1641533
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(State or other jurisdiction         (Commission          (IRS Employer
of incorporation)                    File Number)         Identification No.)

400 Royal Palm Way, Suite 410, Palm Beach, Florida  33480
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(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: 561-805-8000





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ITEM 5.  OTHER EVENTS

Company Receives a Notice of Default from IBM Credit LLC.

     ON MARCH 3, 2003, IBM CREDIT LLC, FORMERLY IBM CREDIT CORPORATION ("IBM CREDIT"), NOTIFIED APPLIED DIGITAL SOLUTIONS, INC. (THE "COMPANY") THAT THE COMPANY HAD UNTIL MARCH 6, 2003, TO PAY IBM CREDIT $29.8 MILLION OF THE $77.2 MILLION OUTSTANDING PRINCIPAL BALANCE CURRENTLY OWED TO THEM, PLUS $16.4 MILLION OF ACCRUED INTEREST AND EXPENSES (TOTALING APPROXIMATELY $46.2 MILLION). THE COMPANY DID NOT MAKE THE PAYMENT ON MARCH 6, 2003, AS REQUIRED. THE COMPANY FILED A CURRENT REPORT ON FORM 8-K WITH RESPECT TO THESE EVENTS EARLIER TODAY. ON MARCH 7, 2003, IBM CREDIT NOTIFIED THE COMPANY AND THE OTHER LOAN PARTIES THAT AN EVENT OF DEFAULT HAD OCCURRED AND IS CONTINUING UNDER THE THIRD AMENDED AND RESTATED TERM CREDIT AGREEMENT ("THE IBM CREDIT AGREEMENT") AMONG THE COMPANY, THE DIGITAL ANGEL SHARE TRUST AND IBM CREDIT. IBM CREDIT ALSO NOTIFIED THE COMPANY THAT IT WILL IMMEDIATELY COMMENCE EXERCISING ANY AND/OR ALL OF IS RIGHTS AND REMEDIES. IF IBM CREDIT WERE TO TAKE SUCH ACTION, THERE WOULD BE DOUBT THAT THE COMPANY WOULD BE ABLE TO CONTINUE OPERATIONS IN THE NORMAL COURSE OF BUSINESS.

     IN CONNECTION WITH THESE EVENTS, AND AS REPORTED ON THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED EARLIER TODAY, THE COMPANY HAS INSTITUTED LITIGATION AGAINST IBM CREDIT AND IBM.



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                                 SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                 APPLIED DIGITAL SOLUTIONS, INC.
                                 (Registrant)

Date: March 7, 2003              By: /s/ Evan C. McKeown
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                                     Evan C. McKeown
                                     Vice President and Chief Financial Officer